SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – September 26, 2008
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY		07962-2497
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On September 26, 2008, the Board of Directors of Honeywell International Inc. (the “Company”) approved amendments to Article II, Section 3 and Article III, Section 3 of the Company’s By-laws. The amendments principally (i) expand the disclosures required to be made by stockholders seeking to present business or nominations at an annual or special meeting of stockholders to include swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, (ii) clarify that the advance notice requirements set forth in the above-referenced sections of the Company’s By-laws apply to business or nominations sought to be presented by stockholders, whether or not proposed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (iii) require that the stockholder seeking to present business or nominations notify the Company of any changes in the required disclosures as of the record date.

          The foregoing description of the amendments to the Company’s By-laws is not intended to be complete and is qualified in its entirety by reference to the Company’s By-laws, as amended, which are attached hereto as Exhibit 3(ii) and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          3(ii)   Honeywell’s By-laws, as amended September 26, 2008

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary and
Deputy General Counsel